          Exhibit 99.1

FORWARD AIR CORPORATION REPORTS RECORD SECOND QUARTER RESULTS
“COMPLETING THE MODEL” INITIATIVES CONTINUE TO GAIN TRACTION

GREENEVILLE, Tenn.—(BUSINESS WIRE)—July 21, 2008—Forward Air Corporation (NASDAQ:FWRD) today reported record revenue, operating income, net income and diluted earnings per share for the second quarter and six months ended June 30, 2008.

Operating revenue for the quarter ended June 30, 2008 increased 30.5% to $121.6 million from $93.1 million for the same quarter in 2007.  Income from operations was $20.3 million, compared with $18.3 million in the prior-year quarter, an increase of 10.6%.  As a percent of operating revenue, income from operations decreased to 16.7% from 19.7% for the same quarter last year.  Net income during the period increased by $0.6 million, or 5.5%, to $12.1 million from $11.5 million in the prior-year quarter.  Income per diluted share from operations for the second quarter of 2008 was $0.42 compared with $0.38 in the prior-year quarter, an increase of 10.5%.

Operating revenue for the six months ended June 30, 2008 increased 27.1% to $229.5 million from $180.5 million for the same period in 2007.  Income from operations was $36.9 million, compared with $34.2 million in the prior-year period, an increase of 8.1%.  As a percent of operating revenue, income from operations decreased to 16.1% for the first six months of 2008 from 18.9% in 2007.  Net income during the period increased 1.6% to $22.1 million from $21.8 million in the prior-year period.  Income per diluted share from operations for the first six months of 2008 was $0.76 compared with $0.72 in the prior-year period, an increase of 5.6%.

Bruce Campbell, Chairman, President and CEO, commented, “Within our Forward Air, Inc operating segment, which includes our core airport-to-airport network, we experienced continued success with our Completing the Model strategic initiatives. Most notably, our TLX truckload brokerage and our Forward Air Complete door-to-door pick-up and delivery offering were key contributors. The success of these initiatives along with improved freight volumes and disciplined cost control by our team enabled us to post record results in the most challenging of economic times.”

Commenting further, Mr. Campbell said, “Our Forward Air Solutions segment, which is our pool distribution offering, continued executing their 2008 growth plan by expanding their geographic footprint into Texas. Two of the new locations, Dallas and Houston, resulted from our previously announced (March 17, 2008) asset purchase of  Pinch Transport (and related companies) while the third new location, San Antonio, was a de novo expansion, driven by strong customer demand. We will continue to emphasize our geographic expansion strategy in this important product line for the balance of 2008.”

In commenting on the third quarter, Rodney L. Bell, Senior Vice President and CFO, said, “We anticipate third quarter year-over-year revenue growth in the 22 to 27% range. Additionally, we expect income per diluted share for the third quarter to be $0.40 to $0.44.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2008 results on Tuesday, July 22, 2008 at 9:00 a.m. EDT.  The Company’s conference call will be available online at www.forwardair.com or by dialing 866.356.4441.  A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air

Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 83 terminals located on or near major airports in the United States and Canada.  The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007
Operating revenue:
Forward Air
Airport-to-airport	$89,187	$77,237	$171,246	$151,458
Logistics	14,838	10,680	27,091	18,865
Other	6,188	5,230	11,977	10,178
Forward Air Solutions
Pool distribution	11,350	--	19,187	--
Total operating revenue	121,563	93,147	229,501	180,501

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	33,472	29,739	65,011	60,271
Logistics	10,818	8,150	19,998	14,296
Other	1,572	1,477	3,205	2,773
Forward Air Solutions
Pool distribution	2,069	--	3,242	--
Total purchased transportation	47,931	39,366	91,456	77,340
Salaries, wages and employee benefits	29,404	19,964	55,851	38,977
Operating leases	5,884	3,882	10,735	7,617
Depreciation and amortization	3,998	2,494	7,696	4,874
Insurance and claims	1,614	1,900	3,874	3,602
Fuel expense	3,289	271	5,413	509
Other operating expenses	9,181	6,957	17,564	13,429
Total operating expenses	101,301	74,834	192,589	146,348
Income from operations	20,262	18,313	36,912	34,153

Other income (expense):
Interest expense	(328)	(41)	(629)	(81)
Other, net	56	469	210	1,221
Total other income (expense)	(272)	428	(419)	1,140
Income before income taxes	19,990	18,741	36,493	35,293
Income taxes	7,888	7,266	14,383	13,525
Net income	$12,102	$11,475	$22,110	$21,768

Net income per share:
Basic	$0.42	$0.38	$0.77	$0.72
Diluted	$0.42	$0.38	$0.76	$0.72
Dividends	$0.07	$0.07	$0.14	$0.14
Weighted average shares outstanding:
Basic	28,805	29,805	28,737	30,070
Diluted	29,126	30,162	29,041	30,412

Forward Air Corporation
Condensed Consolidated Balance Sheet
(In thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2008	2007 (a)
Assets
Current assets:
Cash	$1,082	$4,909
Accounts receivable, net	75,973	59,734
Other current assets	9,153	6,807
Total current assets	86,208	71,450

Property and equipment	160,988	158,354
Less accumulated depreciation and amortization	57,240	55,322
Total property and equipment, net	103,748	103,032
Goodwill and other acquired intangibles:
Goodwill	45,045	36,053
Other acquired intangibles, net	37,067	29,991
Total goodwill and other acquired intangibles	82,112	66,044
Other assets	1,955	1,358
Total assets	$274,023	$241,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,512	$11,714
Accrued expenses	16,688	14,274
Current portion of debt and capital lease obligations	592	830
Total current liabilities	30,792	26,818

Debt and capital lease obligations, less current portion	36,441	31,486
Other long-term liabilities	2,740	4,476
Deferred income taxes	8,138	7,371

Shareholders’ equity:
Common stock	288	286
Additional paid-in capital	6,106	--
Retained earnings	189,518	171,447
Total shareholders’ equity	195,912	171,733
Total liabilities and shareholders’ equity	$274,023	$241,884

(a) Taken from audited financial statements, which are not presented in their entirety

Forward Air Corporation
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30,	June 30,
	2008	2007
Operating activities:
Net Income	$22,110	$21,768
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,696	4,874
Share-based compensation	3,120	1,483
Loss (gain) on sale of property and equipment	21	(235)
Provision for loss (recovery) on receivables	113	(114)
Provision for revenue adjustments	1,904	1,165
Deferred income taxes	1,428	1,514
Tax benefit for stock options exercised	(1,079)	(8)
Changes in operating assets and liabilities
Accounts receivable	(18,301)	(4,312)
Prepaid expenses and other current assets	(2,371)	1,347
Accounts payable and accrued expenses	2,514	(2,240)
Net cash provided by operating activities	17,155	25,242

Investing activities:
Proceeds from disposal of property and equipment	33	273
Purchases of property and equipment	(5,355)	(38,535)
Proceeds from sales or maturities of available-for-sale securities	--	126,635
Purchases of available-for-sale securities	--	(75,560)
Acquisition of business	(18,646)	--
Other	(93)	(676)
Net cash (used in) provided by investing activities	(24,061)	12,137

Financing activities
Payments on debt and capital lease obligations	(870)	(19)
Borrowings on line of credit	30,000	--
Payments on line of credit	(25,000)	--
Proceeds from exercise of stock options	2,138	275
Payments of cash dividends	(4,036)	(4,222)
Common stock issued under employee stock purchase plan	145	138
Repurchase of common stock	--	(31,220)
Cash settlement of share-based awards for minimum tax withholdings	(377)	(234)
Tax benefit for stock options exercised	1,079	8
Net cash provided by (used in) financing activities	3,079	(35,274)
Net (decrease) increase in cash	(3,827)	2,105
Cash at beginning of period	4,909	8,231
Cash at end of period	$1,082	$10,336

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of
	2008	Revenue	2007	Revenue
Operating revenue
Forward Air	$110.9	91.2%	$93.1	100.0%
FASI	11.4	9.4	--	--
Intercompany Eliminations	(0.7)	(0.6)	--	--
Total	121.6	100.0	93.1	100.0

Purchased transportation
Forward Air	45.9	41.4	39.4	42.3
FASI	2.7	23.7	--	--
Intercompany Eliminations	(0.7)	100.0	--	--
Total	47.9	39.4	39.4	42.3

Salaries, wages and employee benefits
Forward Air	24.7	22.3	19.9	21.4
FASI	4.7	41.2	--	--
Total	29.4	24.2	19.9	21.4

Operating leases
Forward Air	4.6	4.2	3.9	4.2
FASI	1.3	11.4	--	--
Total	5.9	4.8	3.9	4.2

Depreciation and amortization
Forward Air	3.6	3.2	2.5	2.7
FASI	0.4	3.5	--	--
Total	4.0	3.3	2.5	2.7

Insurance and claims
Forward Air	1.6	1.4	1.9	2.0
FASI	--	--	--	--
Total	1.6	1.3	1.9	2.0

Fuel expense
Forward Air	1.8	1.6	0.3	0.3
FASI	1.5	13.2	--	--
Total	3.3	2.7	0.3	0.3

Other operating expenses
Forward Air	8.0	7.2	6.9	7.4
FASI	1.2	10.5	--	--
Total	9.2	7.6	6.9	7.4

Income (loss) from operations
Forward Air	20.7	18.7	18.3	19.7
FASI	(0.4)	(3.5)	--	--
Total	$20.3	16.7%	$18.3	19.7%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Six months ended
	June 30,	Percent of	June 30,	Percent of
	2008	Revenue	2007	Revenue
Operating revenue
Forward Air	$211.2	92.0%	$180.5	100.0%
FASI	19.2	8.4	--	--
Intercompany Eliminations	(0.9)	(0.4)	--	--
Total	229.5	100.0	180.5	100.0

Purchased transportation
Forward Air	88.2	41.8	77.4	42.9
FASI	4.1	21.4	--	--
Intercompany Eliminations	(0.9)	100.0	--	--
Total	91.4	39.8	77.4	42.9

Salaries, wages and employee benefits
Forward Air	47.3	22.4	38.9	21.6
FASI	8.6	44.8	--	--
Total	55.9	24.3	38.9	21.6

Operating leases
Forward Air	8.9	4.2	7.6	4.2
FASI	1.8	9.4	--	--
Total	10.7	4.7	7.6	4.2

Depreciation and amortization
Forward Air	7.0	3.3	4.9	2.7
FASI	0.7	3.6	--	--
Total	7.7	3.4	4.9	2.7

Insurance and claims
Forward Air	3.4	1.6	3.6	2.0
FASI	0.5	2.6	--	--
Total	3.9	1.7	3.6	2.0

Fuel expense
Forward Air	3.1	1.4	0.5	0.3
FASI	2.3	12.0	--	--
Total	5.4	2.4	0.5	0.3

Other operating expenses
Forward Air	15.4	7.3	13.4	7.4
FASI	2.1	10.9	--	--
Total	17.5	7.6	13.4	7.4

Income (loss) from operations
Forward Air	37.9	18.0	34.2	18.9
FASI	(0.9)	(4.7)	--	--
Total	$37.0	16.1%	$34.2	18.9%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Forward Air Corporation

Rodney L. Bell, 423-636-7000

rbell@forwardair.com